Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Sequential Revenue Growth for the First Time since the Third Quarter of 2022

The IT Staffing Services Segment Increases its Billable Consultant Base by 6% during the Quarter

PITTSBURGH, PA – May 8, 2024—Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights:

•

Total consolidated revenues declined by 15% to $46.8 million, compared to revenues of $55.1 million in the first quarter of 2023. However, total consolidated revenues during the first quarter of 2024 were 2% higher sequentially from the fourth quarter of 2023;

•

The Company’s Data and Analytics Services segment reported revenues of $8.1 million, compared to $9.4 million in the first quarter of 2023, and were essentially flat on a sequential basis when compared to the fourth quarter of 2023;

•

The IT Staffing Services segment achieved a 6% increase in its billing consultant headcount during the first quarter of 2024 and reported positive sequential growth when compared to the fourth quarter of 2023;

•	GAAP diluted earnings (loss) per share was ($0.01) in the first quarter of 2024, versus $0.02 in the first quarter of 2023;

•	Non-GAAP diluted earnings per share was $0.06 in the first quarter of 2024, versus $0.12 in the first quarter of 2023; and

•	On March 31, 2024, the Company had $19.4 million of cash balances on hand, no bank debt and borrowing availability of $24.2 million under its revolving credit facility.

First Quarter Results:

Revenues for the first quarter of 2023 totaled $46.8 million, compared to $55.1 million during the corresponding quarter of 2023. Gross profits in the first quarter of 2024 were $12.1 million, compared to $13.5 million in the same quarter of 2023. Gross margins improved to 25.9% in the 2024 first quarter, versus 24.5% in the 2023 first quarter. GAAP net income (loss) for the first quarter of 2024 totaled ($161,000) or ($0.01) per diluted share, compared to $261,000 net income, or $0.02 per diluted share, during the same period of 2023. Non-GAAP net income for the first quarter of 2024 totaled $0.8 million or $0.06 per diluted share, compared to $1.4 million, or $0.12 per diluted share, in the first quarter of 2023.

Activity levels at the Company’s Data and Analytics Services segment were solid in the first quarter of 2024, with order bookings totaling $9.6 million – all of which are expected to be recognized as revenues over the next twelve months. During the first quarter of 2024, our clients seemed more comfortable with starting new assignments than they were during 2023. Demand for the Company’s IT Staffing Services segment noticeably increased in the first quarter of 2024, as we grew our billable consultant base by 6% during the quarter and achieved sequential revenue growth when comparing the first quarter of 2024 to the fourth quarter of 2023.

Vivek Gupta, the Company’s President and Chief Executive Officer stated: “The first quarter of 2024 showed encouraging signs of market improvements in both of our business segments. This quarter was the first quarter since the third quarter of 2022 where both of our segments’ clients shifted their spending patterns in a positive direction. Additionally, gross margins improved during the quarter by 140-basis points when compared to a year ago, and we successfully reduced S,G&A expenses by 3% from the corresponding quarter of 2023. While there is still more work to be done, we have a more positive outlook on market conditions and our growth opportunities for 2024.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer stated: “On March 31, 2024, we had $19.4 million of cash balances on hand, no bank debt, and borrowing availability of $24.2 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement was a healthy 56 days at the end of first quarter, which is an improvement of 5 days when compared to a year ago.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other pandemics or outbreaks disrupting day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2023.

# # #

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$19,424	$21,147
Accounts receivable, net	32,015	29,815
Prepaid and other current assets	6,887	5,501

Total current assets	58,326	56,463
Equipment, enterprise software and leasehold improvements, net	1,983	1,913
Operating lease right-of-use assets, net	4,790	5,106
Deferred income taxes	738	793
Deferred financing costs, net	260	284
Non-current deposits	455	457
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	12,308	13,001

Total assets	$106,070	$105,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,473	$4,659
Current portion of operating lease liability	1,242	1,236
Accrued payroll and related costs	11,978	12,354
Other accrued liabilities	2,066	1,622

Total current liabilities	20,759	19,871
Long-term liabilities:
Long-term operating lease liability, less current portion	3,517	3,843
Long-term accrued income taxes	69	69

Total liabilities	24,345	23,783
Shareholders’ equity:
Common stock, par value $0.01 per share	133	133
Additional paid-in capital	35,895	35,345
Retained earnings	52,254	52,415
Accumulated other comprehensive income (loss)	(1,672)	(1,644)
Treasury stock, at cost	(4,885)	(4,805)

Total shareholders’ equity	81,725	81,444

Total liabilities and shareholders’ equity	$106,070	$105,227

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended March 31,
	2024	2023
Revenues	$46,823	$55,063
Cost of revenues	34,692	41,581

Gross profit	12,131	13,482
Selling, general and administrative expenses	12,537	12,950

Income (loss) from operations	(406)	532
Other income/(expense), net	124	(53)

Income (loss) before income taxes	(282)	479
Income tax expense (benefit)	(121)	218

Net income (loss)	$(161)	$261

Earnings (loss) per share:
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02
Weighted average common shares outstanding:
Basic	11,615	11,638

Diluted	11,615	12,054

MASTECH DIGITAL, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended March 31,
	2024	2023
GAAP Net Income (loss)	$(161)	$261
Adjustments:
Amortization of acquired intangible assets	693	693
Stock-based compensation	550	835
Income taxes adjustments	(319)	(388)

Non-GAAP Net Income	$763	$1,401

GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.02

Non-GAAP Diluted Earnings Per Share	$0.06	$0.12

Weighted average common shares outstanding:
GAAP Diluted Shares	11,615	12,054

Non-GAAP Diluted Shares	11,909	12,054

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended March 31,
	2024	2023
Revenues:
Data and analytics services	$8,067	$9,395
IT staffing services	38,756	45,668

Total revenues	$46,823	$55,063

Gross Margin %:
Data and analytics services	46.4%	38.5%
IT staffing services	21.6%	21.6%

Total gross margin %	25.9%	24.5%

Segment Operating Income (Loss):
Data and analytics services	$(454)	$(680)
IT staffing services	741	1,905

Subtotal	287	1,225
Amortization of acquired intangible assets	(693)	(693)
Interest expense and other, net	124	(53)

Income (loss) before income taxes	$(282)	$479